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                                                               Exhibit 26(n)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 35 to the Registration Statement on Form N-6 ("Registration Statement") of our report dated March 21, 2008 relating to the financial statements of Phoenix Life Variable Universal Life Account, which appear in such Registration Statement. We also hereby consent to the use of our report dated March 25, 2008, except as it relates to the effects of the change in accounting for reinsurance of certain of the Company's long duration insurance contracts as reflected in Note 2 to the financial statements, as to which the date is July 31, 2008, relating to the consolidated financial statements of Phoenix Life Insurance Company, which appear in this registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
December 17, 2008